                                                                   EXHIBIT 10.71

                         MANAGEMENT SERVICES AGREEMENT


THIS MANAGEMENT SERVICES AGREEMENT, ("Agreement") is entered into as of this 26th day of DECEMBER, 1997, by and between BIG 4 FARMING, LLC ("Farming") and CECELIA PACKING CORPORATION ("Cecelia"), with reference to the following facts:.

WHEREAS, Farming has entered into a series of farming contracts (the "Farming Contracts") with respect to the farming of certain property located in Kern County commonly known as the Big 4 Ranch (the "Property") for the benefit of three general partnerships (the "Partnerships") each of which owns fee title to a separate and distinct portion of such Property (each of such separate properties being referred to herein as without differentiation as a "Partnership Property");

WHEREAS, Cecelia is experienced in the management of farming operations with respect to properties similar to the Property, and has an existing management and bookkeeping staff with the experience, capability and resources to assist Farming with respect to the management and bookkeeping support required in order for Farming to satisfy its obligations under the Farming Contracts;

WHEREAS, Farming desires Cecelia to perform such services and Cecelia is willing to perform such services,

NOW THEREFORE, the parties hereto do  hereby agree as follows:

1.  Services:
    --------

     1.1.  Management Consulting Services:  Cecelia will provide, as reasonably
           ------------------------------
requested by Farming from time to time, management consulting with respect to the following matters:

          a    Cultural practices;
          b.   Selection of, negotiations with and evaluation of the performance of packing houses for the handling of fruit under the Farming
               Contracts;
          c.   Cultivation and improvement of open portions of the Property;
          d.   Hiring and evaluation of employees, consultants and contractors;
          e.   Apportionment of crops between domestic and export markets; and
          f.   Such other matters as the parties may from time to time agree.

          Such services will be performed by experienced individuals reasonably acceptable to Farming, including, at least initially, Mr. David R. Smith and Mr. James J. Cotter; provided that it is understood that the unavailability of such individuals will not be a breach of this Agreement, so long as their services are replaced with the services of one or more similarly qualified individuals.

     1.2. Bookkeeping Services: Cecelia will provide, as reasonably requested by
          --------------------
Farming from time to time, the following bookkeeping services:

          a. Administration of such bank accounts as may be established from time to time by Farming for the benefit of any one or more of the Partnerships (which accounts will be in the name of and owned by such Partnership(s)) including (i) the deposit therein of all checks and other items drawn to the order of the Partnership(s) having an ownership interest in such account, (ii) the drafting and delivery of such checks and other items as may be authorized from time to time by a duly designated agent of Farming, and
               (iii) the monthly reconciliation of all such accounts;

          b. Administration of such bank accounts as may be established from time to time by Farming with respect to the services provided by Farming under the Farming Contracts, including (i) the deposit there in of all checks and other items specified from time to time, (ii) the drafting and delivery of all checks and other items as may be authorized from time to time and (iii) the monthly reconciliation of all such accounts;

          c. Maintenance of books and records on a Partnership Property by Partnership Property basis, showing all receipts, disbursements and commitments with respect to such Partnership Properties, and the retention of all such books and records for a period of six years or such lesser period of time as Farming may approve;

          d. Cooperate with and assist Farming and its consultants and advisors in the preparation of monthly, quarterly and annual financial reports with respect to Farming and each of the Partnership Properties;

          e. Cooperate with and assist Farming and the auditors from time to time of Farming and/or the Partnerships with respect to the annual audit of Farming and of each of the Partnership Properties;

          f. Cooperate with Farming and/or such tax advisors as may be retained from time to time by Farming and/or the Partnerships with respect to the preparation of tax returns pertaining to operations on the Partnership Properties, including, without limitation, those pertaining to the calculation and payment of estimated taxes;

          g. Administration of Farming payroll, withholding and workers compensation responsibilities; and

          h. The preparation for review by Farming and filing of such governmental and agency reports as may be required from time to time with respect to the farming of the Partnership Properties, including, without limitation, those pertaining to environmental, crop, labor and/or immigration matters.

     1.3  Purchasing Services:  Cecelia will provide purchasing and buying
          -------------------
services to Farming. Whenever possible said services shall be employed to provide Farming with the economics of scale that result from Cecelia purchasing supplies and equipment for Farming as part of purchases by Cecelia for other clients or Cecelia's own operations and the benefit of Cecelia's experience and relationships in the marketplace. If Cecelia receives a discount or rebate that is not reflected on the invoice for items purchased for Farming, Cecelia shall disclose to Farming and credit Farming for such rebates and discounts. It is the intent of the parties that Farming enjoy the lowest prices and best terms that are available to Cecelia.

     1.4. Certain Disbursements: Farming will provide to Cecelia from time to
          ---------------------
time a list of periodic disbursements, which list will be approved and executed by each of the relevant Partnerships (the "Scheduled Disbursements"). Cecelia will be authorized and obligated to cause each of such Scheduled Disbursements to be timely made from funds available in the bank account to which such Scheduled Disbursements List pertains. Scheduled Disbursements will include payments such as, by way of example a) insurance, b) mortgage payments, c) utilities, d) equipment lease payments, and e) payroll. If there are insufficient funds in the bank account, or if Cecelia believes that there are likely to be insufficient funds in the relevant bank account, it will give prompt notice of such fact to Farming. Under no circumstances will Cecelia be under any obligation to advance any funds to cover such insufficiency or to permit the timely payment of Scheduled Disbursements or any other amounts.

2.   Nature of Relationship: The services hereunder are being performed on an
     ----------------------
independent contractor basis. Farming acknowledges and agrees that Cecelia is not a fiduciary to Farming or to any of the Partnerships or to any of the partners of any of the Partnerships. No partnership or joint venture relationship exists between Cecelia and Farming, or between Cecelia and any of the Partnerships or any of the partners of any of the Partnerships.


3.   Reimbursement and Compensation:
     ------------------------------

     3.1. Reimbursement of Certain Costs and Expenses: Farming will promptly,
          -------------------------------------------
and in any event within 30 days of receipt of invoice from Cecelia, reimburse Cecelia for its out-of-pocket costs in providing services under this Agreement. Where a precise apportionment is not possible, a representative of each of Farming and Cecelia will meet and confer periodically to determine a reasonable apportionment. Reimbursable costs will not include, however, general overhead items such as employee salaries, rent and utilities (other than telephone and other communications type utilities), compensation for such items being included within the fee specified below.

     3.2. Fee:  In consideration of its management consulting services and
          ---
bookkeeping services, Cecelia will be entitled to a monthly fee of $6,000, payable in advance commencing January 1, 1998, provided that such fee will also include a prorated amount for any services provided prior to January 1, 1998, if any. The parties agree that the amount of acreage initially subject to this Agreement is 940 acres. The amount of acreage may increase or decrease each year, as determined by Farming, and as open land is, over time, improved with additional citrus trees.

     3.3. Agreement Interest Rate:  Any payment not timely made will accrue
          -----------------------
interest at that fluctuating rate equal from time to time to the prime rate as published in the Wall Street Journal (or such other equivalent published index as the parties may from time to time select) plus 200 basis points, or the maximum amount permitted by law, whichever is less.

4.   Term:
     ----

     This contract will have an initial term of 2 years and thereafter will continue on a year to year basis unless terminated by either party on not less than 6 months notice. Either party may terminate this Agreement on 30 days notice for default, provided that the party alleged to have been in default does not cure such default within such period.

5.   Indemnification:
     ---------------

     Farming agrees to indemnify Cecelia, its officers, directors, employees and contractors, against any and all liabilities arising out of or relating to this Agreement or from the performance by Cecelia and/or such other persons, of services under this Agreement, except where such liability was the direct and proximate result of willful misconduct or gross negligence on the part of the person seeking such indemnity. This indemnity obligation includes, without limitation, the obligation to advance all reasonable attorneys fees and other costs incurred by any person indemnified under this Agreement in defending any action or proceeding resulting from the performance of services under this Agreement and/or in investigation of any claim by any person threatening any such action or proceeding; provided , however, that such indemnified party will be obligated to repay such advances, together with interest at the Agreement Interest Rate, in the event that a court of competent jurisdiction ultimately determines in a final and unappealable judgment that such liability was the direct and proximate result of willful misconduct or gross negligence on the part of such person.

6.   Packing Services:
     ----------------

     In the event that Farming should select Cecelia to provide packing and marketing services, such services will be provided to Farming and the Partnerships on a most favored nations basis.

7.   Miscellaneous:
     -------------

          7.1. Governing Law: Venue: This Agreement is to be governed by the
               --------------------
laws of the State of California as such laws pertain to contracts made and to be performed entirely within such state. Any action brought under this Agreement may be brought only in the Federal District Court or the California Superior (or Municipal) Court sitting in Los Angeles County, California. Each of the parties hereto consent to the jurisdiction and venue of such courts.

          7.2. Notices: Any notice to be given under this Agreement must be in
               -------
writing, and will be deemed given when actually delivered, in the case of Cecelia, to the President or any Vice President or Secretary of that company, and in the case of Farming, to any member of the management committee of such limited liability company.

          7.3. No Third Party Beneficiaries: There are no third party
               ----------------------------
beneficiaries to this Agreement. The indemnity provisions set forth hereinabove may be asserted by individuals other than Cecelia only with the written approval of Cecelia, which may be given or withheld in the absolute and sole discretion of Cecelia.

          7.4. Amendment: This Agreement can only be amended by a writing making
               ---------
specific reference to this Agreement and signed by both of the parties hereto.

          7.5. Successors and Assigns: This Agreement will be binding upon any
               ----------------------
corporate successor to Cecelia and/or Farming, as the case may be; provided, however, that the benefits and burdens of this Agreement can only be assigned in connection with a merger or sale of all or substantially all of the assets of the transferor (and then only provided that the transferee agrees in writing addressed to the nontransfering party hereunder to be bound by this Agreement) or otherwise with the written approval of the other party to this Agreement, such approval not to be unreasonably withheld or delayed. Upon such transfer and agreement of such approval, the obligations of the transferor hereunder will terminate.

          7.6. Interpretation: This Agreement is to be interpreted in an even
               --------------
handed manner and without reference to any rule of construction providing for interpretation for or against the drafter hereof.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.


BIG 4 FARMING, LLC                          CECELIA PACKING CORPORATION
a California limited liability company

    /s/ S. Craig Tompkins                      /s/ Margaret Cotter
By:_________________________                By__________________________________
     S. Craig Tompkins                           Margaret Cotter
     Title:  President                           Title:  Vice President